EXHIBIT 99.1

NEWS RELEASE
For Immediate Release	Contact: Patrick J. Lawlor
(925) 328-4656	Vice President Finance/Chief Financial Officer

                        Giga-tronics Announces its Second Quarter Earnings and Conference Call on November 2, 2010

SAN RAMON, Calif. – October 19, 2010 – Giga-tronics Incorporated (Nasdaq: GIGA) will release results for the second quarter on Tuesday, November 2, 2010, after the close of trading on the Nasdaq Stock Market.

Also on Tuesday, November 2, 2010, Giga-tronics will host a conference call at 4:30 p.m. ET to discuss the results and provide an update on the company's operations.

To participate in the call, dial 866-551-3680 domestically or 212-401-6760 for international, and enter PIN Code 6697122#.  It is recommended that you call in 5 - 10 minutes prior to the start time.  You may also listen in to the call via Giga-tronics’ website at www.gigatronics.com.

A replay of the call will be available later on Giga-tronics’ website under “Investor Relations”. This conference call discussion will reflect management's views as of November 2, 2010 only.

Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in both defense electronics and wireless telecommunications.

Headquartered in San Ramon, California, Giga-tronics is a publicly held company, traded over the counter on NASDAQ Capital Market under the symbol "GIGA".